Exhibit 99.1

SEVENTH AMENDMENT TO CREDIT AGREEMENT

The Seventh Amendment to Credit Agreement is made as of the 8th day of July, 2005, by and between TD Banknorth, N.A. (“Lender”), a National Association, with offices at 237 Main Street, Wareham, Massachusetts 02571 and Benthos, Inc. (“Borrower”), a Massachusetts corporation with its principal place of business at 49 Edgerton Drive, North Falmouth, Massachusetts 02556.

RECITALS:

A.	Borrower and Lender entered into a certain Credit Agreement dated August 18th, 1999, as amended by a First Amendment to Credit Agreement and Amendment to Revolving Note and Term Note dated March 23rd, 2001, as further amended by Second, Third, Fourth, Fifth and Sixth Amendments to Credit Agreement dated December 12th, 2001, January 29th , 2003, November 3rd, 2003, January 7th , 2004 & December 20th 2004, respectively, (the “Credit Agreement”) regarding: (i) a Commercial Variable Rate Revolving or Draw Note dated August 18th, 1999, as amended by an Amendment dated December 8th, 2000, a Second Amendment dated March 23rd, 2001, a Third Amendment dated July 9th, 2001, a Fourth Amendment dated December 12th, 2001, a Fifth Amendment dated January 29th, 2003, a Sixth Amendment dated January 7th, 2004, a Seventh Amendment dated December 20th, 2004, and an Eighth Amendment dated July 7, 2005 (the “Revolving Note”), (ii) a Commercial Variable Rate Promissory Note dated August 18, 1999, as amended by an Amendment dated October 17, 2000, a Second Amendment dated March 23, 2001, a Third Amendment dated December 12, 2001, a Fourth Amendment dated November 3, 2003 and a Fifth Amendment dated December 20, 2004 (the “Term Note”), and (iii) other instruments and agreements executed in conjunction therewith, including without limitation a certain Partial Release of Mortgage, dated October 16th, 2003, filed with the Barnstable County Registry District of the Land Court as Document Number 946,238 on October 27th, 2003, and recorded with the Barnstable County Registry of Deeds in Book 17,848, Page 162, executed and delivered by the Bank in connection with the sale by the Borrower and certain affiliates of the Borrower of a portion of the premises located at Edgerton Drive, Route 28 and Route 28A, Falmouth, Barnstable County, Massachusetts.

B.	Borrower and Lender now desire to further amend the Credit Agreement and to further amend the Revolving Note as set forth herein and in a separate amendment of even date herewith to said Revolving Note.

AGREEMENTS:

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:

1.	Capitalized terms used herein shall have the meaning given to them in the Credit Agreement unless separately defined herein.

2.	The Commercial Variable Rate Revolving or Draw Note is hereby increased from $600,000 to $1,500,000.

3.	Amend the Interest Rate of the Note From a Floating Rate of Wall Street Journal Prime plus 0.75% to a Floating Rate of Wall Street Journal Prime minus 0.50%.

4.	As of July 7, 2005, the outstanding principal balance of the Revolving Note was $0 and the outstanding principal balance of the Term Loan under the Term Note was $325,266.76.

4.	Except as provided herein, the Credit Agreement, as previously amended, shall remain unchanged. The Credit Agreement as previously amended and as further amended hereby is hereby ratified and confirmed.

Witness:	BENTHOS, INC.

PAMELA J. FALOTICO	/s/ RONALD L. MARSIGLIO
	Name:	Ronald L. Marsiglio
	Title:	Chief Executive Officer and President

Witness:	BENTHOS, INC.

PAMELA J. FALOTICO	/s/ FRANCIS E. DUNNE, JR.
	Name:	Francis E. Dunne, Jr.
	Title:	Vice President, Treasurer and Chief Financial Officer

Witness:	TD BANKNORTH, N.A.

KEVIN M. HOLMES	/s/ TIMOTHY F. KELLEHER III
	Name:	Timothy F. Kelleher III
	Title:	Senior Vice President